     As filed with the Securities and Exchange Commission on August 22, 2006
                                                           Registration No. 333-

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  SYNTEL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 MICHIGAN                                         38-2312018
      (State or Other Jurisdiction of                          (I.R.S. Employer
      Incorporation or Organization)                         Identification No.)

525 E. BIG BEAVER ROAD, SUITE 300, TROY, MI                         48083
  (Address of Principal Executive Offices)                        (Zip Code)

        SYNTEL, INC. AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN
          SYNTEL INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                             Daniel M. Moore., Esq.
                   Chief Administrative Officer and Secretary

                                  Syntel, Inc.
                        525 E. Big Beaver Road, Suite 300
                              Troy, Michigan 48083
                     (Name and Address of Agent for Service)

   Telephone number, including area code, of agent for service: (248) 619-2800

                         CALCULATION OF REGISTRATION FEE

                                      PROPOSED
                                       MAXIMUM     PROPOSED
                                      OFFERING     MAXIMUM
   TITLE OF EACH                        PRICE     AGGREGATE      AMOUNT OF
CLASS OF SECURITIES    AMOUNT TO BE      PER       OFFERING     REGISTRATION
  TO BE REGISTERED    REGISTERED(1)   SHARE(2)     PRICE(2)         FEE
-------------------   -------------   --------   ------------   ------------
  Common Stock, No      8,000,000       $21.57   $172,560,000     $18,463.92
     par value

(1) This Registration Statement shall also cover any additional shares of Common Stock that may be necessary to adjust the number of shares reserved for issuance pursuant to the plan as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding Common Stock.

(2) This calculation is made solely for the purpose of determining the amount of the Registration Fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices for the Common Stock on the NASDAQ National Market on August 15, 2006.

================================================================================

     The contents of the Form S-8 Registration Statement, Registration No. 333-49435, previously filed by Syntel, Inc. (the "Registrant") are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

     The following exhibits are filed with this Registration Statement:

Exhibit
Number    Description
-------   -----------
5.1       Opinion of Dykema Gossett PLLC.

10.1 Syntel, Inc. Amended and Restated Stock Option and Incentive Plan, filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated June 1, 2006, and incorporated herein by reference.

10.2 Syntel, Inc. Amended and Restated Employee Stock Purchase Plan, filed as filed as Exhibit 10.2 to the Registrant's Current Report on Form
          8-K dated June 1, 2006, and incorporated herein by reference.

23.1      Consent of Crowe Chizek and Company LLC.

23.2      Consent of Independent Registered Public Accounting Firm - Ernst &
          Young LLP.

23.3      Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

24.1      Power of Attorney (contained on signature page).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on this 21st day of August, 2006.

                                        SYNTEL, INC.


                                        By: /s/ Bharat Desai
                                            ------------------------------------
                                            Bharat Desai,
                                            Chairman, President and Chief
                                            Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Bharat Desai, Neerja Sethi and Daniel M. Moore and each of them acting alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement filed by Syntel, Inc. and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 21, 2006

                                        Title
                                        -----

/s/ Bharat Desai
-------------------------------------
Bharat Desai                            Chairman, President and Chief Executive
                                        Officer (Principal Executive Officer)
                                        and Director

/s/ Arvind Godbole
-------------------------------------
Arvind Godbole                          Acting Chief Financial Officer
                                        (Principal Financial and Accounting
                                        Officer)

/s/ Neerja Sethi
-------------------------------------
Neerja Sethi                            Vice President Corporate Affairs and
                                        Director

/s/ Paritosh K. Choksi
-------------------------------------
Paritosh K. Choksi                      Director

/s/ Paul R. Donovan
-------------------------------------
Paul R. Donovan                         Director

/s/ George R. Mrkonic
-------------------------------------
George R. Mrkonic                       Director

/s/ Vasant Raval
-------------------------------------
Vasant Raval                            Director

EXHIBIT INDEX

Exhibit
Number    Description of Exhibit
-------   ----------------------
5.1       Opinion of Dykema Gossett PLLC.

10.1 Syntel, Inc. Amended and Restated Stock Option and Incentive Plan, filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated June 1, 2006, and incorporated herein by reference.

10.2 Syntel, Inc. Amended and Restated Employee Stock Purchase Plan, filed as Exhibit 10.2 to the Registrant's Current Report on Form 8-K dated
          June 1, 2006, and incorporated herein by reference.

23.1      Consent of Crowe Chizek and Company LLC.

23.2      Consent of Independent Registered Public Accounting Firm - Ernst &
          Young LLP

23.3      Consent of Dykema Gossett PLLC (contained in Exhibit 5.1)

24.1      Power of Attorney (contained on signature page).